Exhibit 3.1

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

BYLAWS

As Amended and Restated

Effective September 29, 2014

TABLE OF CONTENTS

PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE

BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1.  Meetings of Stockholders.  Each meeting of the stockholders, annual or special, shall be held on such day and time, and at such place within or without the State of New Hampshire as may be designated by the Board of Directors, by the Chairman or by the President.

Section 2.  Annual Meeting.  The Annual Meeting of Stockholders for the election of Directors and for the transaction of such other business as may properly be brought before the meeting shall be held by June 30 each year on the day and time designated by the Board of Directors, the Chairman or the President.  In the event that no date for the annual meeting is established or said meeting has not been held on the date so fixed or determined, a special meeting in lieu of the annual meeting may be held with all of the force and effect of an annual meeting.

Section 3.  Special Meetings.  Special meetings of the stockholders may be called by the President or by the Directors, and shall be called by the Secretary, or in case of the death, absence, incapacity or refusal of the Secretary, by any other officer, upon written application of one or more stockholders who hold at least ten percent (10%) of the capital stock entitled to vote thereat.

Section 4.  Notice.  Notice of the date, time and place of any annual or special meeting of stockholders, stating the purposes of the meeting, shall be given by the Secretary at least ten (10) nor more than sixty (60) days before the meeting to each stockholder entitled to vote thereat, by leaving such notice with him or her or at his or her residence or usual place of business, or by mailing it, postage prepaid, and addressed to such stockholder at his or her address as it appears in the records  of the corporation.  Whenever notice of a meeting is required to be given a stockholder, a written waiver thereof, executed before or after the meeting by such stockholder and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 5.  Quorum.  At all meetings of stockholders, a majority in interest of all stock  issued, outstanding and entitled to vote at a meeting shall constitute a quorum and each share of stock entitled to vote, and represented in person or by proxy, shall be entitled to one vote.

Section 6.  Record Date.  The Board of Directors may fix a date as the record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, such date in any case to be not earlier than the date following the date such action fixing the record date is taken by the Board of Directors and not more than seventy (70) days immediately preceding the date of such meeting of stockholders.  Only stockholders of record on such record date shall be entitled to such notice and to vote at such meeting or any adjournment thereof, notwithstanding the transfer of any shares of stock on the books of the corporation after any such record date so fixed.

Section 7.  Action Without Meeting.  Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of stockholders.  Such consents shall be treated for all purposes as a vote at a meeting.

ARTICLE II

DIRECTORS

Section 1.  Number and Election.  The business, property and affairs of the Company shall be managed by a Board of not less than three Directors, except that whenever there shall be fewer than three stockholders, the number of Directors may be less than three but in no event less than the number of stockholders.  The number of positions on the Board of Directors for any year shall be the number fixed from time to time by resolution of the stockholders or of the Board of Directors.  The Directors so elected shall continue in office until their successors have been elected and qualified, except that a Director shall cease to be in office upon his or her death, resignation, lawful removal or court order decreeing that he or she is no longer a Director in office.

Section 2.  Vacancies.  The Board of Directors shall have power to fill vacancies that may occur in the Board, or any other office, by death, resignation or otherwise, by a majority vote of the remaining members of the Board, and the person so chosen shall hold the office until  the  next  Annual Meeting of Stockholders and until his or her successor shall be elected and qualified.

Section 3.  Employ Agents and Employees.  The Board of Directors shall have power to employ such and so many agents and/or employees as the interests of the Company may require, and to fix the compensation and define the duties of all of the officers, agents, and employees of the Company.  All the officers, agents, and employees of the Company shall be subject to the order of the Board, shall hold their offices at the pleasure of the Board, and may be removed at any time by the Board at its discretion.

Section 4.  Directors Compensation.  The Board of Directors shall have power to fix from time to time the compensation of the Directors and the method of payment thereof.

Section 5.  Removal.  Any one or more Directors may be removed from office at any time with or without any showing of cause by affirmative vote of the holders of a majority of the Company's issued and outstanding stock entitled to vote.  Any Director may be removed from office for cause by vote of a majority of the Directors then in office.

ARTICLE III

MEETINGS OF DIRECTORS

Section 1.  Regular Meeting.  A regular meeting of the Board of Directors shall be held annually, without notice, as soon as convenient following the Annual Meeting of Stockholders, for the election of officers and the transaction of other business.

Section 2.  Other Regular Meetings.  All other regular meetings of the Board of Directors may be held at such time and place within or without the State of New Hampshire, as the Board may from time to time determine.

Section 3.  Special Meetings.  Special meetings of the Board may be held at any place, within or without the State of New Hampshire, upon call of the Chairman (if there be one) or the President, or, in the event of the absence or inability of either to act, of a Vice President, or upon the written request of a majority of Directors.

Section 4.  Notice.  Oral or written notice of the time and place of each special meeting of the Board of Directors shall be given to each Director personally, by telephone, voice mail or other electronic means, or by mail or other delivery method at his or her last-known post office address, at least twenty-four hours, or a shorter time if deemed necessary by the President, prior to the time of the meeting, provided that any Director may waive such notice in writing, before or after the meeting, or by attendance at such meeting without objecting to the holding of such meeting.  Meetings may be held without notice if all the Directors are present.

Section 5.  Quorum.  A majority of the Directors then in office shall constitute a quorum.  If a quorum is not present, the Directors in attendance may adjourn the meeting from time to time until a quorum is present.  In the event of such an adjournment, notice of the adjourned meeting shall be given to all Directors.

Section 6.  Action at a Meeting.  Except as otherwise provided by these Bylaws, the action of a majority of the Directors present at a meeting at which a quorum is present at the time of the action shall be the action of the Board of Directors.

Section 7.  Action Without a Meeting.  Action to be taken by the Board of Directors may be taken without a meeting if each Director signs a consent describing the action taken or to be taken and delivers it to the Company.  Action taken by such consent is the act of the Board of Directors when one or more consents signed by all the Directors are delivered to the Secretary and filed with the minutes of the Company.  A consent signed under this section has the effect of action taken at a meeting of the Board of Directors and may be described as such in any document.

Section 8.  Telephone Conference Meeting.  The Board of Directors may permit any or all Directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE IV

OFFICERS

Section 1.  Required Officers.  At its annual meeting the Board of Directors shall elect a President, a Secretary and a Treasurer, and, if the Board shall so determine, a Chairman, each of whom shall hold office until the next annual election of officers and until his or her successor shall have been elected and qualified or until his or her earlier resignation or removal.  The Board may also elect at such annual meeting or at any regular or special meeting, such other officers as may be required for the prompt and orderly transaction of the business of the Company.

Section 2.  Chairman.  The Chairman, if such office shall be filled by the Board, shall, when present, preside at all meetings of said Board and of the stockholders, unless the Board shall determine otherwise, and shall have such other authority and shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors.  If the Chairman shall be absent or unable to perform the duties of his or her office, the Chief Executive Officer, if such position has been filled by the Board, shall perform the duties of the Chairman.

Section 3.  President.  The President shall be responsible for the general supervision, direction and control of the business and affairs of the Company, subject to the direction of the Chief Executive Officer, if such position has been filled by the Board.  If the Board has not elected either a Chairman or a Chief Executive Officer, or if such officer shall be absent or unable to perform the duties of his or her office, the President shall preside at meetings of the Board of Directors and of the stockholders, though the President need not be a Director.  The President shall have such other authority and shall perform such additional duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.  Vice President.  The Vice President, if such office shall be filled by the Board, shall have such powers and duties as may be assigned to him or her from time to time by the Board of Directors or the President.  An Executive Vice President, if elected by the Board, shall be designated by the Board to exercise the powers and perform the duties of the President in  the absence of the President or if the President is unable to perform the duties of the office.  The Board of Directors may also designate one or more of such Vice Presidents as Senior Vice Presidents.

Section 5.  Secretary.  The Secretary shall keep the minutes of all meetings of the stockholders and of the Board of Directors.  He or she shall give notice of all meetings of the stockholders and of the Board. He or she shall record all votes taken at such meetings and shall have such additional powers and duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman, the President or by law.

 The Secretary shall have the custody of the Corporate Seal of the Company and shall affix the same to all instruments requiring a seal except as otherwise provided in these Bylaws.

Section 6.  Treasurer.  The Treasurer shall have charge of all receipts and disbursements of the Company, and shall be the custodian of the Company's funds.  The Treasurer shall sign all checks, notes, drafts and similar instruments, except as otherwise provided by the  Board  of Directors, and shall have such additional powers and duties as may be assigned to him or her from time to time by the Board of Directors, the Chairman, the President or by law.

Section 7.  Other Officers.  Any other officer shall have such powers and duties as may be prescribed by the Board of Directors or by another officer pursuant to Board authorization.

Section 8.  Powers.  In addition to such powers and duties as these Bylaws and the Board of Directors may prescribe, and except as may be otherwise provided by the Board, each officer shall have the powers and perform the duties which by law and general usage relate to his or her particular office.  The Board of Directors may from time to time modify the powers and duties of any officer or delegate the powers or duties of any officer to any other officer or agent, notwithstanding any other provision of these Bylaws.

Section 9.  Removal.  Any officer may be removed, with or without cause, at any time by the Board of Directors in its discretion.

ARTICLE V

COMMITTEES

The Board of Directors by the affirmative vote of a majority of Directors then in office, may appoint such committees as it may deem proper, which committees shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution, subject to those powers expressly reserved to the Board of Directors under law.  Committees shall keep full records of their proceedings, and shall report the same to the next regular meeting of the Board, or when called upon by the Board.

ARTICLE VI

STOCK CERTIFICATES

The Board of Directors may authorize by resolution the issuance of some or all of any or all classes and series of Company shares without certificates.  The authorization shall not affect shares already represented by certificates until they are surrendered to the Company.  If the Board entitles any stockholders of a class or series to receive a certificate representing such shares, all other holders of shares of such class or series shall be entitled to the same.  All stock certificates representing shares of stock shall be signed by the Chairman, the President or any Vice President and by the Treasurer or any Assistant Treasurer.  Such signatures may be by facsimiles if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer or employee of the Company.

ARTICLE VII

CORPORATE SEAL

The corporate seal of the Company shall be circular in form with the name of the Company inscribed therein, and shall be in such other form as the Board of Directors may determine from time to time.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Company shall be the calendar year unless otherwise determined by the Board.

ARTICLE IX

INDEMNIFICATION

The corporation shall indemnify, to the fullest extent permitted by applicable law, each person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the corporation, or is or was serving, at the request of the corporation, for another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity while he or she was such a director or officer, (hereinafter referred to as "Indemnified Person"), against expenses, including attorneys' fees, judgments, fines, penalties and amounts paid in settlement, actually and reasonably incurred in connection with such action or proceeding, or any appeal therein.

The corporation shall advance or promptly reimburse upon request any Indemnified Person for all expenses, including attorneys' fees, actually and reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of any undertaking then required by applicable law by or on behalf of such Indemnified Person.

Determinations with respect to indemnification and reimbursement of a person (unless ordered by a court) shall be made:  (1) by the Board acting (a) by majority vote or action of a disinterested quorum of directors; or (b) if such quorum is not obtainable, as directed by a majority vote or action of a committee of the Board, duly designated to act in the matter by a majority vote or action of the full Board (in which designation directors who are parties may participate), consisting solely of two or more directors not at the time parties to such proceeding; or (2) by independent legal counsel, selected by the Board or a committee thereof by vote or action as set forth in clauses (a) and (b) of clause (1), or if the requisite quorum of the full Board cannot be obtained therefor and such committee cannot be established, by a majority vote or action of the full Board (in which selection directors who are parties may participate); or (3) by a majority vote of the holders of the outstanding stock at the time entitled to vote for directors, voting as a single class; or (4) by any other method of determination selected by the Board (in which selection directors who are parties may participate).

Nothing herein shall limit or affect any right of any Indemnified Person otherwise than hereunder to indemnification or expenses, including attorneys' fees, under any statute, rule, regulation, certificate of incorporation, Bylaw, insurance policy, contract or otherwise.

Anything in these Bylaws to the contrary notwithstanding, no elimination of this Bylaw, and no amendment of this Bylaw adversely affecting the right of any Indemnified Person to indemnification or advancement or reimbursement of expenses hereunder, shall be effective until the 60th day following the taking of such action, and no elimination of or amendment to this Bylaw shall thereafter deprive any Indemnified Person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to such 60th day.  Upon taking any such action the corporation shall promptly notify all Indemnified Parties, which notification shall be sufficient if mailed, postage prepaid, to each such Indemnified Person at their last known address.

The corporation shall not, except by elimination or amendment of this Bylaw in a manner consistent with the preceding paragraph and Article X of these Bylaws, and except by making any determination required by the New Hampshire Business Corporation Act take any  corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any Indemnified Person to, indemnification in accordance with the provisions of this Bylaw.  The indemnification of any Indemnified Person provided by this Bylaw shall be deemed to be a contract between the corporation and such Indemnified Person and shall continue after such Indemnified Person has ceased to be a director or officer of the corporation and shall inure to the benefit of such Indemnified Person's heirs, executors, administrators and legal representatives.  If the corporation fails timely to make any payment pursuant to the indemnification and advancement or reimbursement of expenses provisions of this Article IX and an Indemnified Person commences an action or proceeding to recover such payment, the corporation in addition shall reimburse such Indemnified Person for the legal fees and other expenses of such action or proceeding if the Indemnified Party shall prevail in such action or proceeding.

In case any provision in this Bylaw shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby.

For purposes of this Bylaw, the corporation shall be deemed to have requested an Indemnified Person to serve an employee benefit plan where the performance by such Indemnified Person of his or her duties to the corporation also imposes duties on, or otherwise involves services by, such Indemnified Person to the plan or participants or beneficiaries of the plan.  Such Indemnified Person shall be indemnified against excise taxes assessed on him or her with respect to an employee benefit plan pursuant to applicable law.  For purposes of this Article IX of these Bylaws, the term "corporation" shall include any legal successor to the corporation, including any corporation which acquires all or substantially all of the assets of the corporation in one or more transactions.

ARTICLE X

AMENDMENTS

These Bylaws may be altered, amended or repealed by vote of a majority of stock  present and voting thereon at any meeting of the stockholders called for such purpose where a quorum is present or by written consent in lieu of a meeting, or by a vote of a majority of the Board of Directors at any meeting of the Board of Directors called for the purpose or by unanimous written consent of the Board, except with respect to any provision which by law, the Articles of Incorporation or the Bylaws requires action by the stockholders.